EXHIBIT n.

                          MULTIPLE CLASS OF SHARES PLAN
                                       FOR
                             FIRST OMAHA FUNDS, INC.
                                DATED MAY 9, 2001


        This Multiple Class Plan (the "Plan"), when effective in accordance with its provisions, shall be the written plan contemplated by Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), for the investment series (each a "Fund") of First Omaha Funds, Inc., a Nebraska Corporation (the "Company").

1. CLASSES OFFERED. Each Fund may offer up to three classes of its shares: Class A, Class B and Institutional Class (each, a "Class").

2. DISTRIBUTION AND SHAREHOLDER SERVICE FEES. Distribution fees shall be calculated and paid in accordance with the terms of the then-effective plan pursuant to Rule 12b-1 under the 1940 Act for the applicable Class. Shareholder service fees shall be calculated and paid in accordance with the terms of the then-effective shareholder servicing plan for the applicable Class. Distribution and shareholder service fees currently authorized are as set forth in Exhibit I to this Plan.

3.  EXCHANGE PRIVILEGES.

        CLASS A: Class A shares of a Fund may be exchanged for Class A shares of another Fund. An exchange between Class A and another Class of any Fund generally is not permitted; provided, however, that exchanges will be permitted in the event a Class A shareholder becomes eligible to purchase such other Class.

        CLASS B: Class B shares of a Fund may be exchanged for Class B shares of another Fund. An exchange between Class B and another Class of any Fund generally is not permitted; provided, however, that exchanges will be permitted in the event a Class B shareholder becomes eligible to purchase such other Class.

        INSTITUTIONAL CLASS: Institutional Class shares of a Fund may be exchanged for Institutional Class shares of another Fund. An exchange between the Institutional Class and another Class of any Fund generally is not permitted; provided, however, that an exchange to Class A will occur automatically should an Institutional Class shareholder become ineligible to purchase additional Institutional Class shares (except in the case of a Fund that does not have Class A, in which case, the Institutional Class shares shall be redeemed). The Fund will provide thirty days notice of any such exchange.

        GENERAL: Exchanges will take place at NAV, without imposition of a sales load (if any), fee or other charge. After an exchange, the exchanged shares will be subject to all fees applicable to the Class for which they were exchanged. If the shareholder does not meet the requirements for investing in a Class and declines to accept an automatic exchange, the Fund reserves the right to redeem the shares upon expiration of the thirty-day notice period. The Fund may require shareholders to complete an application or other documentation in connection with an exchange.

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4. EXPENSE ALLOCATIONS.  Expenses shall be allocated under this Plan as follows:

        A. CLASS EXPENSES: The following expenses may be allocated exclusively to the applicable specific Class of shares: (i) distribution and shareholder service fees and (ii) transfer agent fees.

        B. FUND EXPENSES: Expenses not allocated to specific Classes as specified above shall be charged to the Fund and allocated daily to each Class on the basis of the net asset value of that Class in relation to the net asset value of the Fund.

5. VOTING RIGHTS. Each Class of shares governed by this Plan (i) shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement; and (ii) shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class.

6. EFFECTIVE DATE OF PLAN. This Plan shall become effective upon the first business day of the month following approval by a vote of at least a majority of the Directors of the Company, and a majority of the Directors of the Company who are not "interested persons" of the Company, which vote shall have found that this Plan as proposed to be adopted, including the expense allocation, is in the best interests of each Class and Fund individually and of the Company as a whole; or upon such other date as the Directors shall determine. Any material amendment to this Plan shall become effective upon the first business day of the month following approval by a vote of at least a majority of the Directors of the Company, and a majority of the Directors of the Company who are not "interested persons" of the Company, which vote shall have found that this Plan as proposed to be amended, including the expense allocation, is in the best interests of each Class and Fund individually and of the Company as a whole; or upon such other date as the Directors shall determine.

7. SEVERABILITY. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

8. LIMITATION OF LIABILITY. Consistent with the limitation of shareholder liability as set forth in the Fund's Certificate of Incorporation, any obligations assumed by any Fund or Class thereof, and any agreements related to this Plan, shall be limited in all cases to the relevant Fund and its assets, or Class and its assets, as the case may be, and shall not constitute obligations of any other Fund or Class. All persons having any claim against a Fund, or any Class thereof, arising in connection with this Plan, are expressly put on notice of such limitation, and agree that any such claim shall be limited in all cases to the relevant Fund and its assets, or Class and its assets, as the case may be, and such person shall not seek satisfaction of any such obligation from any other Fund or Class, or from the shareholders or any shareholder of the Company, of any Class or Fund; nor shall such person seek satisfaction of any such obligation from the Directors or any individual Director the Company.


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


               EXHIBIT I TO MULTIPLE CLASS OF SHARES PLAN FOR FIRST OMAHA FUNDS

-----------------------------------------------------------------------------------------------
                                                        DISTRIBUTION FEE*      SHAREHOLDER
            FUND/CLASS                 SALES CHARGE     ----------------       SERVICE FEE*
            ----------                 ------------      (AS A PERCENTAGE     ------------
                                                          OF AVERAGE NET     (AS A PERCENTAGE
                                                             ASSETS)          OF AVERAGE NET
                                                                                 ASSETS)
------------------------------------ ------------------ ------------------- -------------------
U.S. Government Money Market Fund:
     Institutional Class             none               none                none
     Class A                         none               0.25                none
     Class B                         deferred           0.75                0.25
------------------------------------ ------------------ ------------------- -------------------
Short/Intermediate Fixed Income
Fund:
     Institutional Class             none               none                none
     Class A                         front-end          0.25                none
     Class B                         deferred           0.75                0.25
------------------------------------ ------------------ ------------------- -------------------
Fixed Income Fund:
     Institutional Class             none               none                none
     Class A                         front-end          0.25                none
     Class B                         deferred           0.75                0.25
------------------------------------ ------------------ ------------------- -------------------
Balanced Fund
     Institutional Class             none               none                none
     Class A                         front-end          0.25                none
     Class B                         deferred           0.75                0.25
------------------------------------ ------------------ ------------------- -------------------
Equity Fund:
     Institutional Class             none               none                none
     Class A                         front-end          0.25                none
     Class B                         deferred           0.75                0.25
------------------------------------ ------------------ ------------------- -------------------
Growth Fund
     Institutional Class             none               none                none
     Class A                         front-end          0.25                none
     Class B                         deferred           0.75                0.25
------------------------------------ ------------------ ------------------- -------------------
Small Cap Value Fund:
     Institutional Class             none               none                none
     Class A                         front-end          0.25                none
     Class B                         deferred           0.75                0.25
------------------------------------ ------------------ ------------------- -------------------
Income Fund
     Institutional Class             none               none                none
     Class A                         front-end          0.25                none
     Class B                         deferred           0.75                0.25
------------------------------------ ------------------ ------------------- -------------------
Nebraska Tax-Exempt Fund:
     Institutional Class             none               none                none
     Class A                         front-end          0.25                none
     Class B                         deferred           0.75                0.25
------------------------------------ ------------------ ------------------- -------------------
Colorado Tax-Exempt Fund:
     Institutional Class             none               none                none
     Class A                         front-end          0.25                none
     Class B                         deferred           0.75                0.25
------------------------------------ ------------------ ------------------- -------------------

* The fees stated above are the contractual fees stated in the various
Distribution and Shareholder Services Plans (the "Plans") adopted for the Class
A, Class B, and Institutional Class shares and approved by the Board of Directors. From time to time, the Board sets the rates to be paid pursuant to the Plans, which may be lower than the maximum authorized under the Plans.
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